UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2020

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2020, the Compensation Committee of the Board of Directors of Pacific Biosciences of California, Inc. (the “Company”) adopted a form of change in control and severance agreement (the “VP Severance Agreement”) to be used for vice president-level employees of the Company, which provides that if the Company terminates a vice president’s employment for a reason other than “cause,” death or “disability,” or the vice president resigns for “good reason,” the vice president would be entitled to: (i) continued payments of base salary for 6 months from the date of termination of employment; and (ii) Company-paid COBRA continuation coverage for up to 6 months. If such termination occurs within the period 3 months prior to or 12 months following a change in control of the Company, the vice president would be entitled to: (i) continued payments of base salary for 9 months from the date of termination of employment; (ii) Company-paid COBRA continuation coverage for up to 9 months; (iii) an amount equal to the employee’s target bonus for the year of termination pro-rated for the portion of the year the employee was employed with the Company (or its successor); and (iv) vesting acceleration of 100% of the unvested portion of then-outstanding equity awards, with any performance-based awards having any performance goals then subject to such awards being deemed achieved at 100% of target levels, unless specifically provided otherwise under the applicable performance-based award agreement. The severance benefits under the VP Severance Agreement will be subject to a vice president’s entering into and not revoking a separation agreement and release of claims with the Company.

The foregoing description of the VP Severance Agreement is qualified in its entirety by the full text of the VP Severance Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Susan G. Kim
Susan G. Kim Chief Financial Officer

Date: November 9, 2020